Exhibit 99.2

Rule 438 Consent

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of ADESA, Inc. in the registration statement on Form S-l filed by Qingdao Footwear, Inc. with the Securities and Exchange Commission on or about May 21, 2010, as may be amended from time to time.

/s/ Troy Mao Troy Mao July 14, 2010

Rule 438 Consent

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of ADESA, Inc. in the registration statement on Form S-l filed by Qingdao Footwear, Inc. with the Securities and Exchange Commission on or about May 21, 2010, as may be amended from time to time.

/s/ Susan Woo Susan Woo July 14, 2010

Rule 438 Consent

In accordance with Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named as a prospective director of ADESA, Inc. in the registration statement on Form S-l filed by Qingdao Footwear, Inc. with the Securities and Exchange Commission on or about May 21, 2010, as may be amended from time to time.

/s/ John Zhang John Zhang July 14, 2010